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                                                                      EXHIBIT 23

                       [KPMG Peat Marwick LLP Letterhead]

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Toro Company:


We consent to incorporation by reference in the registration statements (Nos. 33-22469, 33-31586, 33-26268, 33-38308, 33-44668, 33-51563, 33-55550, 33-67748)
on Form S-8 of The Toro Company of our reports dated September 8, 1994, relating to the consolidated balance sheets of The Toro Company and subsidiaries as of July 31, 1994 and 1993, and the related consolidated statements of operations and cash flows and related financial statement schedules for each of the years in the three-year period ended July 31, 1994, which reports are included in or incorporated by reference in the July 31, 1994 annual report on Form 10-K of The Toro Company.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
October 28, 1994